Exhibit 10.4





                                   Dated [o]
                                   ---------



                        GRANITE FINANCE FUNDING LIMITED
                                  as Funding



                               NORTHERN ROCK PLC
                   as Current Issuer Start-Up Loan Provider


                                    - and -


                             THE BANK OF NEW YORK
                              as Security Trustee





------------------------------------------------------------------------------

                      ISSUER 04-1 START-UP LOAN AGREEMENT

------------------------------------------------------------------------------







                          SIDLEY AUSTIN BROWN & WOOD
                             1 THREADNEEDLE STREET
                                LONDON EC2R 8AW
                            TELEPHONE 020 7360 3600
                            FACSIMILE 020 7626 7937

                                   CONTENTS

1.   Definitions and Interpretation..........................................1

2.   The Advance.............................................................1

3.   Interest................................................................2

4.   Repayment...............................................................2

5.   Acceleration............................................................3

6.   Payments and limited recourse...........................................3

7.   Subordination and Security..............................................3

8.   Notices.................................................................5

9.   Taxes...................................................................5

10.  Remedies and Waivers....................................................6

11.  Assignments and Transfer................................................6

12.  Alternative Payment Arrangements........................................6

13.  Security Trustee as a Party.............................................6

14.  No Partnership..........................................................7

15.  Variation...............................................................7

16.  Execution in Counterparts; Severability.................................7

17.  Third Party Rights......................................................7

18.  Governing Law and Jurisdiction; Process Agents; Appropriate Forum.......7

SCHEDULE 1  REPRESENTATIONS AND WARRANTIES                                   8

THIS ISSUER 04-1 START-UP LOAN AGREEMENT is made on [o]

BETWEEN:

(1) GRANITE FINANCE FUNDING LIMITED (registered number 79308), a private limited company incorporated under the laws of Jersey but acting out of its branch office established in England (registered overseas company number FC022999 and branch number BR005916) at 4 Royal Mint Court, London EC3N 4HJ as Funding;

(2) NORTHERN ROCK PLC (registered number 3273685), a public limited company incorporated under the laws of England and Wales whose registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL in its capacity as Current Issuer Start-Up Loan Provider; and

(3) THE BANK OF NEW YORK, whose principal office is at 48th Floor, One Canada Square, London E14 5AL in its capacity as Security Trustee.

IT IS HEREBY AGREED as follows:

1.     Definitions and Interpretation

1.1    The provisions of:

       (a) the Master Definitions Schedule as amended and restated by (and appearing in Appendix 1 to) the Master Definitions Schedule Seventh Amendment and Restatement Deed made on [o] between, among others, the Seller, Funding and the Mortgages Trustee, and

       (b) the Issuer Master Definitions Schedule signed for the purposes of identification by Sidley Austin Brown & Wood and Allen & Overy on [o],

         (as the same have been and may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into and shall apply to this Agreement. The Issuer Master Definitions Schedule specified above shall prevail to the extent that it conflicts with the Master Definitions Schedule.

2.     The Advance

       The Current Issuer Start-Up Loan Provider grants to Funding simultaneously with the issue by the Current Issuer of the Current Issuer Notes (and upon the simultaneous issuance by the Current Issuer to Funding of the Current Issuer Intercompany Loan) and upon the terms and subject to the conditions hereof, a loan in an aggregate amount of (pound)[o] ([o]) (the "Advance") on the Closing Date for the purposes of providing for the partial funding of the Issuer Reserve Fund and providing for Funding's costs and expenses in respect of the increase of the Funding Share of the Trust Property and in respect of amounts payable to the Current Issuer by Funding as fees under the Current Issuer Intercompany Loan. The Advance shall be paid into the Funding Transaction Account.

3.     Interest

3.1 The Advance and any interest capitalised pursuant to Clause 3.4 will bear interest in accordance with Clause 3.3 at a rate of LIBOR for three-month sterling deposits plus 0.90 % per annum from (and including) the Closing Date until the Advance and all accrued interest thereon is repaid in full. Prior to the service of an Intercompany Loan Enforcement Notice, Funding shall pay interest on the Advance on each Payment Date if, and only to the extent that, there are Funding Available Revenue Receipts available therefor after making the payments and provisions referred to in the Funding Pre-Enforcement Revenue Priority of Payments.

3.2 Subject to Clauses 6.2 and 6.3, interest on the Advance and any interest capitalised pursuant to Clause 3.4 will be payable by Funding in arrear on each Payment Date in accordance with the Funding Priority of Payments.

3.3 Interest shall be calculated by reference to any Interest Period on the basis of the actual number of days elapsed and a 365 day year (or, in the case of a leap year, a 366 day year).

3.4 Any interest accrued in respect of an Interest Period but not paid on the Payment Date relating thereto shall be capitalised forthwith.

4.     Repayment

4.1 Prior to the service of an Intercompany Loan Enforcement Notice, Funding shall repay principal of the Advance (including any interest capitalised pursuant to Clause 3.4) on each Payment Date if, and only to the extent that, there are Funding Available Revenue Receipts available therefor after making the payments and provisions referred to in the Funding Pre-Enforcement Revenue Priority of Payments.

4.2 The Cash Manager is responsible, pursuant to the Cash Management Agreement, for determining the amount of Funding Available Revenue Receipts as at any Payment Date and each determination so made shall (in the absence of negligence, wilful default, bad faith or manifest error) be final and binding on the Current Issuer Start-Up Loan Provider.

4.3 Subject to Clauses 5, 6.2, 6.3 and 7, on any Payment Date on which all the Intercompany Loans have been repaid in full, Funding shall immediately repay the Advance (including any interest capitalised pursuant to Clause 3.4) and pay any accrued interest.

4.4 The Current Issuer Start-Up Loan Provider hereby acknowledges that Funding has entered into Previous Start-Up Loan Agreements with Previous Start-Up Loan Providers and that from time to time Funding may enter into New Start-Up Loan Agreements with New Start-Up Loan Providers and that the obligation of Funding to repay the Current Issuer Start-Up Loan, any other existing Start-Up Loans and any New Start-Up Loan will rank pari passu and will be paid pro rata between themselves. The Current Issuer Start-Up Loan Provider further acknowledges that the Funding Pre-Enforcement Revenue Priority of Payments and the Funding Post-Enforcement Priority of Payments set out in the Funding Deed of Charge, respectively, will be amended to reflect the entry by Funding into New Start-Up Loan

       Agreements and related agreements from time to time and agrees to execute such documents as are necessary or required by the Rating Agencies for the purpose of including the New Start-Up Loan Provider (and any other relevant party) in the Transaction Documents to effect those amendments.

5.     Acceleration

       If an Intercompany Loan Enforcement Notice is served, the Advance (including any interest capitalised pursuant to Clause 3.4) and accrued interest shall, subject to the Funding Deed of Charge, become immediately due and payable.

6.     Payments and limited recourse

6.1 All payments to be made hereunder by Funding shall be made in sterling in immediately available cleared funds to the Current Issuer Start-Up Loan Provider's account as specified in writing to Funding for this purpose. If any sum falls due hereunder otherwise than on a London Business Day, it shall be paid on the next succeeding London Business Day.

6.2 Prior to service of an Intercompany Loan Enforcement Notice or repayment in full of all the Intercompany Loans, amounts of interest, principal and any other amounts due hereunder shall be paid only in accordance with Clauses 3.1, 4.1 and 7.1, respectively, and the provisions of the Funding Deed of Charge.

6.3 If, upon the Advance becoming due and payable pursuant to Clauses 4.3 or 5, Funding has insufficient funds available to meet its obligations hereunder in full on such date then:

       (a) Funding shall utilise its funds on such date to the extent available in making payments to the Current Issuer Start-Up Loan Provider to repay the Advance (including any interest capitalised pursuant to Clause 3.4) and accrued interest thereon; and

       (b) the obligations of Funding to pay the shortfall together with any amounts falling due and payable thereafter shall on any day be limited to the available funds actually received by Funding from time to time subsequent to such date, together with the proceeds of the enforcement of the security, paid to the Current Issuer Start-Up Loan Provider pursuant to Clause 8 (Upon Enforcement) of the Funding Deed of Charge,

       provided that the Current Issuer Start-Up Loan Provider shall not release Funding from Funding's obligation to pay the remaining amount that would have been due under this Agreement had this Clause 6.3 not applied.

7.     Subordination and Security

7.1 The parties hereby agree that repayments in respect of the Advance shall be subordinated to, inter alia, payments of principal and interest on the Current Issuer Intercompany Loan and all other payments or provisions ranking in priority to payments to be made to the Current Issuer Start-Up Loan Provider under this

       Agreement in accordance with the Funding Priority of Payments and the Funding Deed of Charge.

7.2 The Current Issuer Start-Up Loan Provider further agrees that, without prejudice to Clause 8 (Upon Enforcement) of the Funding Deed of Charge, its rights against Funding under this Agreement are limited to the extent that Funding has sufficient assets to meet the Current Issuer Start-Up Loan Provider's claim or any part thereof having taken into account all other liabilities, both actual and contingent, of Funding which pursuant to the Funding Deed of Charge rank pari passu with or in priority to its liabilities to the Current Issuer Start-Up Loan Provider under this Agreement and so that Funding shall not be obliged to make any payment to the Current Issuer Start-Up Loan Provider hereunder if and to the extent that the making of such payment would cause Funding to be or become unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986. However, if there are Funding Available Revenue Receipts available but Funding does not repay the Advance (including any interest capitalised pursuant to Clause 3.4) and/or interest thereon when due (to the extent of such available Funding Available Revenue Receipts), such non-repayment will constitute an event of default under this Current Issuer Start-Up Loan Agreement.

7.3 Funding undertakes that its obligations to the Current Issuer Start-Up Loan Provider hereunder shall at all times be secured by the Funding Deed of Charge.

7.4 The Current Issuer Start-Up Loan Provider hereby undertakes to be bound by the terms of the Funding Deed of Charge and the Cash Management Agreement and in particular agrees that on enforcement of the security created by the Funding Deed of Charge, all amounts of principal, interest and any other amounts due hereunder shall rank in the order of priority set out in the Funding Post-Enforcement Priority of Payments.

7.5 The Current Issuer Start-Up Loan Provider further covenants that, except as permitted under the Funding Deed of Charge, it will not set off or claim to set off the Advance or any interest thereon or any part thereof against any liability owed by it to Funding.

7.6 The Current Issuer Start-Up Loan Provider undertakes that it will not, for so long as any sum is outstanding under any Intercompany Loan Agreement of any Issuer or for two years plus one day since the last day on which any such sum was outstanding take any corporate action or other steps or legal proceedings for the winding up, dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar officer of Funding or of any or all of the revenues and assets of Funding nor participate in any ex parte proceedings nor seek to enforce any judgment against Funding, except as permitted under the provisions of the Funding Deed of Charge.

7.7 The Current Issuer Start-Up Loan Provider acknowledges hereby that it is not entitled, other than by virtue of Section 208 of the Income and Corporation Taxes Act 1988 ("ICTA"), to any exemption from Tax in respect of any interest payable to it under this Agreement.

7.8 The Current Issuer Start-Up Loan Provider further represents that, pursuant to Section 212 of ICTA, any interest payable to it under this Agreement is paid to it within the charge to UK corporation tax.

7.9 The Current Issuer Start-Up Loan Provider further represents that it is an institution which is a bank for the purposes of Section 840A of ICTA.

7.10 Each party to this Agreement other than the Security Trustee hereby makes the representations and warranties to each of the other parties to this Agreement that are specified in Schedule 1 hereto.

8.     Notices

         Any notices to be given pursuant to this Agreement or to any of the parties hereto shall be sufficiently served if sent by prepaid first class post or by facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a Business Day or on the next Business Day if delivered thereafter or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

       (a) in the case of Funding, to Granite Finance Funding Limited, 4 Royal Mint Court, London EC3N 4HJ (facsimile number 020 7073 7874) for the attention of the Company Secretary with a copy to Northern Rock plc, Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL Facsimile: 0191 213 2203 for the attention of the Group Secretary;

       (b) in the case of the Current Issuer Start-Up Loan Provider, to Northern Rock plc, Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL Facsimile: 0191 213 2203 for the attention of the Group Secretary; and

       (c) in the case of the Security Trustee, to The Bank of New York (London Branch), 48th Floor, One Canada Square, London E14 5AL (facsimile 020 7964 6399) for the attention of Corporate Trust Administration, or to such other address or facsimile number as may from time to time be notified by any party to the other by written notice in accordance with the provisions of this Clause 8.

9.     Taxes

9.1 All payments to be made by Funding to the Current Issuer Start-Up Loan Provider hereunder shall be made free and clear of and without deduction for or on account of Tax unless Funding is required by law to make such a payment subject to the deduction or withholding of Tax, in which case Funding shall promptly upon becoming aware thereof notify the Current Issuer Start-Up Loan Provider of such obligation, and shall make such payments subject to such deduction or withholding of Tax which it is required to make.

9.2 If Funding makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Current Issuer Start-Up Loan Provider, within thirty days after such payment falls due to the applicable authority, any original receipt (or a certified copy thereof) issued by such authority evidencing such payment.

10.    Remedies and Waivers

       No failure by the Current Issuer Start-Up Loan Provider to exercise, nor any delay by the Current Issuer Start-Up Loan Provider in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

11.    Assignments and Transfer

11.1 Funding (other than in respect of any assignment by way of security pursuant to the Funding Deed of Charge) may not assign and/or transfer any of its rights and/or obligations under this Agreement. The Current Issuer Start-Up Loan Provider may not assign and/or transfer its rights under this Agreement without obtaining the prior written consent of Funding, provided that such consent may only be given if such assignment and/or transfer is by way of security, or, if such assignment and/or transfer is to a person within the charge to United Kingdom corporation tax as regards any interest received by it under this Agreement. Any such assignee or transferee must agree to be bound by the provisions contained in the Funding Deed of Charge as if it were named as an original party thereto in place of the Current Issuer Start-Up Loan Provider.

11.2 If there is any change in the identity of the Security Trustee pursuant to the terms of the Funding Deed of Charge, the Current Issuer Start-Up Loan Provider and Funding shall execute such documents and take such actions as the new security trustee and the outgoing security trustee (as the case may be) may reasonably require for the purpose of vesting in the new security trustee the rights and obligations of the outgoing security trustee and releasing the outgoing security trustee (as the case may be) from its future obligations under this Agreement.

12.    Alternative Payment Arrangements

       If at any time it shall become impracticable for Funding to make any payments hereunder in the manner specified in Clause 6.1, then Funding may agree with the Current Issuer Start-Up Loan Provider and the Security Trustee alternative arrangements for such payments to be made.

13.    Security Trustee as a Party

       The Security Trustee has agreed to become a party to this Agreement for the better preservation and enforcement of its rights under this Agreement and the Security Trustee shall assume no obligations or liabilities whatsoever to the Current Issuer Start-Up Loan Provider or to Funding. Furthermore, any liberty or power which may be exercised or any determination which may be made hereunder by the Security Trustee may be exercised or made in the Security Trustee's absolute discretion without any obligation to give reasons therefor, but in any event must be exercised or made in accordance with the provisions of the Funding Deed of Charge.

14.    No Partnership

       Nothing in this Agreement (or in any of the arrangements contemplated hereby) shall, or shall be deemed to, constitute a partnership amongst the parties hereto.

15.    Variation

       No variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties hereto.

16.    Execution in Counterparts; Severability

16.1 This Agreement may be executed in any number of counterparts (manually or by facsimile) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

16.2 Where any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under this Agreement, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

17.    Third Party Rights

       A person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

18.    Governing Law and Jurisdiction; Process Agents; Appropriate Forum

18.1 Governing Law: This Agreement is governed by, and shall be construed in accordance with, English law.

18.2 Jurisdiction: Each of the parties hereto irrevocably agrees that the courts of England are to have jurisdiction to settle any suit, action or proceeding and to settle any disputes which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submit to the jurisdiction of such courts.

18.3 Process Agents: Funding irrevocably and unconditionally appoints Mourant & Co. Capital (SPV) Limited at 4 Royal Mint Court, London EC3N 4HJ or otherwise at the registered office of Mourant & Co. Capital
       (SPV) Limited for the time being as its agent for service of process in England in respect of any proceedings in respect of this Agreement and undertakes that in the event of Mourant & Co. Capital (SPV) Limited ceasing so to act it will appoint another person with a registered office in London as its agent for service of process.

18.4 Appropriate Forum: Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

                                  SCHEDULE 1

                        REPRESENTATIONS AND WARRANTIES

Each party to the Current Issuer Start-Up Loan Agreement (the "Agreement") hereby makes the following representations and warranties to each of the other parties to such Agreement:

1. Status: It is duly incorporated, validly existing and registered under the laws of the jurisdiction in which it is incorporated, capable of being sued in its own right and not subject to any immunity from any proceedings, and it has the power to own its property and assets and to carry on its business as it is being conducted.

2. Powers and authority: It has the power to enter into, perform and deliver, and has taken all necessary corporate and other action to authorise the execution, delivery and performance by it of the Agreement, which has been duly executed and delivered by it.

3. Legal validity: The Agreement constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation.

4. Non-conflict: The execution by it of the Agreement and the exercise by it of its rights and the performance of its obligations under the Agreement will not:

     (a) result in the existence or imposition of, nor oblige it to create, any Security Interest in favour of any person over all or any of its present or future revenues or assets save for any which are created under or pursuant to the Funding Deed of Charge;

     (b) conflict with any document which is binding upon it or any of its assets;

     (c)  conflict with its constitutional documents; or

     (d) conflict with any law, regulation or official or judicial order of any government, governmental body or court, domestic or foreign, having jurisdiction over it.

5. No litigation: It is not a party to any material litigation, arbitration or administrative proceedings and, to its knowledge, no material litigation, arbitration or administrative proceedings are pending or threatened against it.

6. Consents and Licences: All governmental consents, licences and other approvals and authorisations required in connection with the entry into, performance, validity and enforceability of, the transaction contemplated by the Agreement have been obtained or effected (as appropriate) and are in full force and effect.

                                EXECUTION PAGE

Funding

Executed by
GRANITE FINANCE FUNDING LIMITED
as follows:                                                     By
Signed for and on its behalf by one of its duly                    ----------------------------------------------
authorised attorneys/signatories                                   Duly Authorised Attorney/Signatory

                                                              Name
                                                                   ----------------------------------------------




The Current Issuer Start-Up Loan Provider

Executed by
NORTHERN ROCK PLC
as follows:                                                     By
Signed for and on its behalf by one of its duly                    ----------------------------------------------
authorised attorneys/signatories                                   Duly Authorised Attorney/Signatory

                                                              Name
                                                                   ----------------------------------------------




The Security Trustee

Executed by
BANK OF NEW YORK
as follows:                                                     By
Signed for and on its behalf by one of its duly                    ----------------------------------------------
authorised attorneys/signatories                                   Duly Authorised Attorney/Signatory

                                                              Name
                                                                   ----------------------------------------------